Working Capital Loan Contract

QINGDAO CITY COMMERCIAL BANK

WORKING CAPITAL LOAN CONTRACT
Contract No.: 802232007☐Jie☐Zi No.00005

Borrower: Qingdao Renmin Printing Co.,Ltd.

Lender: Qingdao City Commercial Bank, Yongping Branch.

The Borrower applies for the loan from the The Lender as the working capital turnover. The Lender agreed to grand the loan to The Borrower. According to the relevant laws and regulations, the two parties have executed this Contract through au pair negotiation, in order to define the rights and obligations of the two parties.

Article 1 THE CATEGORY OF THE LOAN

1.1	Short-term Loan.

Article 2 CURRENCY, AMOUNT AND TERM OF THE LOAN

2.1 The Currency under this loan is Renminbi.
2.2 The total amount of the loan shall be up to REIMINBI (Loan amount in letters)SIXTEEN MILLION YUAN, (Loan amount in numbers) 16,000,000 YUAN

Article 3 THE PURPOSE OF THE LOAN

3.1 The purpose of this loan is used for purchasing materials.
3.2 Without written approval of the Lender, the Borrower could not use the loan out of the scope of the purpose.

Article 4 THE TERM OF THE LOAN

4.1 The period of this loan is 12 Month from the date of 2007-02-12, to the date 2008-02-11.

Article 5 INTEREST RATE AND CALCULATION OF INTEREST

5.1 Interest rate
5.1.1 Float Rate: Annual Interest Rate is 5.61% which is 10% floating.
The adjustment of the interest shall make once a month
5.1.2 If the Borrower fails to uses the loan in accordance with the provisions set forth in this contract, the Lender shall have right to charge a interests for the misusing part at a rate of [100%] per day.
5.1.3 If the Borrower fails to repay the loan and can not reach a agreement with the Lender regarding the extension, the Lender shall collect an overdue penalty for [50%] of the overdue amount per day.

5.1.4 This Contract shall adopt to adjustment of People's Bank of China if the Interest Rate has been modified.
5.2 The interest rate shall be calculated and paid on each interest Payment Date (20th of each month) based on the actual number of days elapsed. The Loan shall accrue interest on the outstanding balance, at an monthly rate.
5.3 Payment of Interest: The Borrower shall pay the interests per interest Payment Date (20th of each month). If the payment for the last installment is not on the payment date, the interests shall deduct the interest from the bank account of the Borrower.

Article 6   GUARANTY

6.1 (the "Guarantor": house property mortagage) shall be the guarantor for the loan under this contract and take jointly liabilities with The Lender under a Guaranty Contract of (2007 (Di) 00002)

Article 7   THE RIGHTS AND OBLIGATIONS OF THE BORROWER

7.1 The Borrowers represents and warrants as follows:
7.1.1 The Borrower is a company duly organized and validly existing under the law of the Peoples Republic of China and has the power and authority to own its property to consummate the transactions contemplated in this contract and join the litigation. The Borrower has the power to handle it assets used in operation.
7.1.2 The Borrower is at its option to sign and perform this contract.It is the Borrowers true meaning and has the power to sign this contract and it is not breach it article of association or regulations or contracts. The procedure for signature and performance of this contract has been gone through and fully effectiveness.
7.1.3 The all documents, materials, reports and certificates provided to the Lender by the borrower for consummation of this contract is true, real, compete and effective
7.1.4 The Borrower shall not conceal the following events which is being happened or have been happened which will cause the Lender refuse to extend the loan:
7.1.4.1 The Borrower or the principal executives of the Borrower involve in material events which breach regulations, laws or compensation to others;
7.1.4.2 Pending actions and arbitration;
7.1.4.3 The Borrowers debts or proposed debts or liens and other encumbrances;
7.1.4.4 The other matters will impact the financial status or abilities of repayment for the debts;
7.1.4.5 The Borrower breached contract which is between the Borrower and other creditors.
7.1.5 The Borrower is independent contractor under this contract, it will not impact by any other relations between the Borrower with other party except the other provisions set forth in this contract.

7.2 The Borrower hereby warrants as follows:
7.2.1 Using the capital of the loan as usage set forth in this contract, the Borrower will not use the loan as Equity investment; The Borrower will not use the capital of the loan invest in security, future, real estate etc. The Borrower will not lend to the others privately or involving other maters which is prohibited by the country. The Borrower will not misusing or appropriation of the loan.
7.2.2 Making payment and related expenses in accordance with the provisions set forth in this contract;
7.2.3 Providing updated financial statement or financial bulletin every quarter; Providing the audited financial report at the first quart of each year; Providing operation report, financial report or other files and materials and shall warrant the reality, correct and effectiveness for the files and materials;
7.2.4 Any anti-guaranty or other similar documents will not make any impact on the rights and benefits of the Lenders;
7.2.5 Accepting the supervision of the Lender, provides assistance and cooperation for the Lenders supervisions;
7.2.6 Will not reduce the registration capital; Prior approval from the lender shall be required when the Borrower changes of shareholders and operation manner(including but not limited to joint venture, cooperation,jointly cooperation; dissolution, closedown, liquidation, transformation; merger; change to share company, use the housing, machinery or other real assets or trademark, intellectual property, Knowhow, landing using rights or other intangible assets to invest in share company or investment company, trading of operation right or own right by contracting, joint operation, trusteeship)
7.2.7 The Borrower shall inform the Lender and warrants the liability under its security will not more than net assets of the Borrower when the Borrower guarantee for other party or mortgage its assets. The Borrower warrants that will not dispose the assets which will make adverse impact on its ability of paying debts.
7.2.8 The Borrower will not pay the other similar loans prior to the Lender;
7.2.9 The Borrower warrants to inform the Lender immediately when the following events occurred:
7.2.9.1 The event of breach of contract under this contract or other loan or guaranty contracts between the Borrower and any branches of Bank of China or other banks, non-bank financial organization;
7.2.9.2 The Borrower changes shareholders or revise the article of association;
7.2.9.3 The Borrower suffer difficulties and bad result in financial and operation;
7.2.9.4 The Borrower involves in material actions or arbitration;
7.2.9.5 The Borrower shall keep its bank transactions regarding income collection, sell foreign currency or buy foreign currency ect. Shall be conducted at the Lender or other branches of the Lender. The turn-over for the capital shall satisfy the demand of the Lender;
7.3 The Borrowers representations and warrants hereunder this contract shall be effective even though any mendment, supplements or revised to be made to this contract.

Article 8 THE RIGHTS AND OBLIGATIONS OF THE LENDER

8.1 The Lender represents and warrants as follows:
8.1.1 The Lender is a state-owned commercial bank or branch duly organized and validly existing under the law of P.R.C and approved by the Industry and Commercial Administration and holds the financial institutions legal person licenses and financial institutions operation license to be qualified to operate financial business.
8.1.2 The Lender has taken all necessary action to authorize the execution of this contract and performance of its obligations under this contract. The Lender is duly authorized to extend this loan.
8.1.3 The Lender give any extension, toleration, favor to the Borrower or permit the Borrower to delay of performance any obligation under this contract shall not impair any rights of the Lender in accordance with this contract and laws, regulation, it shall be deemed to have waived its rights under this contract and the obligation shall be performed by the Borrower under this contract.
8.2 The Lender warrants as follows:
8.2.1 The Lender shall extend the loan in accordance with the provisions set forth in this Contract.
8.2.2 Collect interests in accordance with the regulations of the Peoples Bank.

ARTICLE 9 CHARGE

9.1 Any charge include but not limited to charge of attorney are to be effected by the Borrower.
9.2 The Borrower shall make a prior payment or add Mortgage, when the Mortgage is reappraised during the Loan and the value of the mortgage is less than the residual payment, otherwise The Lender has right to dispose the mortgage.

ARTICLE 10 SETTLEMENT OF DISPUTES

10.1 Any or all disputes arising from or in connection with the performance of the Contract shall be settled through negotiation by both parties, failing which they shall be adopt to article
10.1.1 Any dispute arising from or in connection with this Agreement shall be submitted to the local court for arbitration.

Article 11 EFFECTIVENESS, AMENDMENT AND MODIFICATION OF THIS CONTRACT

10.1 Effectiveness: This Contract shall enter into force on the effective Date and shall remain in dffect until all the amounts payable hereunder are paid in full to the satisfaction of the Lender.

Borrower: Qingdao Renmin Printing Co.,Ltd.
Representative: Wang Yi Jun
Date: 2007-02-08

Lender: Qingdao City Commercial Bank, Yongping Branch.
Representative: Sun Yu Zhong
Date: 2007-02-08